SCHEDULE 14- Information Required in Proxy Statement
            (Last ammended in Exch Act Rel. No. 35113, eff 1/30/95.)

                         SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934(Amendment No.)

Filed by the Registrant ( X )
Filed by a Party other than the Registrant (  )
Check the appropriate box:
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    (2))
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                     FIRST UNITED CORPORATION
         ------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

                     FIRST UNITED CORPORATION
         ------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
    or 14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.
( ) $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction
   applies:
____________________________________________________________
2) Aggregate number of securities to which transaction applies:
______________________________________________________________
3) Per unit price or other underlying value of transaction
   computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________
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______________________________________________________________
5) Total fee paid:

--------------------------------------------------------------
(  ) Fee paid previously with preliminary materials.
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     previous filing by registration statement number, or the Form or
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     1)  Amount Previously Paid:
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         _________________________________________
     3)  Filing Party:
         _________________________________________

     4)  Date Filed
         ___________________________________________


(Amended by Exch Act Rel No. 35113, eff 1/30/95.)

                           FIRST UNITED CORPORATION
                            19 South Second Street
                                 P.O. Box 9
                            Oakland, Maryland 21550

                                March 22, 1996

                               PROXY STATEMENT



INFORMATION CONCERNING THE SOLICITATION

     The enclosed proxy is solicited on behalf of the Board of Directors of First United Corporation (the "Company") for use at the Annual Meeting of shareholders to be held on April 23, 1996, and any adjournment thereof. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone, telegraph or facsimile. No additional remuneration will be paid to officers, directors or regular employees who solicit proxies. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The Company has also engaged Chemical Mellon Securities Transfer, Inc. to assist in the solicitation of proxies, at an estimated cost of $1,000 plus reasonable expenses.

     Please complete, sign the enclosed proxy and return it to the Company promptly. Should you attend the meeting and desire to vote in person, you may withdraw your proxy by written request delivered to the Secretary of the Company, prior to its exercise by the named proxies. Also, your proxy may be revoked before it is exercised, whether or not you attend the meeting, by notifying William B. Grant, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009, in writing prior to the Annual Meeting. Your proxy may also be revoked by using a subsequently signed proxy. The proxy materials are first being mailed to shareholders on or about March 22, 1996.


SHAREHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     Shareholders' proposals intended to be presented at the 1997 Annual Meeting must be received by the Company no later than November 23, 1996.


OUTSTANDING VOTING SECURITIES; VOTING RIGHTS

     The holders of record of the Company's Common Stock, par value $.01 per share ("Common Stock") at the close of business on March 15, 1996, will be entitled to receive notice of and vote at the Annual Meeting. As of that date, there were 6,194,383 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting except that an aggregate of 586,643 shares, or 9.47%, held by the Trust Department of First United National Bank & Trust ("FUNBT"), as sole trustee for the benefit of various beneficiaries, may not be voted in the election of directors. Each share of Common Stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting, with a quorum present; consequently, abstentions and broker non-votes will not affect the outcome of the plurality vote.


STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information regarding the number of shares of Common Stock owned as of December 31, 1995, by directors and nominees for director, each executive officer, and all directors and executive officers as a group. To the Company's knowledge, no person beneficially owns more than 5% of the Company's outstanding Common Stock.


                                     (1)

                                        Common Stock    Percent of
                                        Beneficially   Outstanding
                                        Owned (1)(2)     Common
                                                          Stock
                                      ------------------------------------
       NAME

David J. Beachy                              7,341           .11%
Donald M. Browning                          16,774           .27%
Rex W. Burton                                8,485           .14%
John L. Conway                              60,885    (4)    .98%
Paul Cox, Jr.                                  991           .01%
Richard D. Dailey, Jr.                       1,620           .03%
William B. Grant.                            4,833           .08%
Maynard G. Grossnickle                       9,284           .15%
Raymond F. Hinkle                            5,215           .08%
Robert W. Kurtz                              9,351           .15%
Andrew E. Mance                             43,725           .70%
Elaine L. McDonald                           1,564           .02%
Donald E. Moran                             95,576          1.54%
I. Robert Rudy                              28,943           .47%
James F. Scarpelli, Sr.                     97,051    (3)   1.57%
Karen F. Spiker                              5,272           .08%
Richard G. Stanton                          13,940           .23%
Robert G. Stuck                              1,837           .03%
Frederick A. Thayer, III                    50,911           .82%

Directors & Executive Officers
As a group (19 persons)                    463,598          7.48%


(1) Except as otherwise indicated and except for shares held by members of an individual's family or in trust, all shares are held with sole dispositive and voting power.
(2)  Does not include 708,188 shares held in the nominee name
     First Oak Co. administered by the Trust Department of FUNBT, none of which shares are beneficially owned by any director or executive officer of the Company.
(3) Does not include 71,415 shares held by the Trust Department of FUNBT in revocable, living trusts established for the family of James F. Scarpelli, Sr. as to which Mr. Scarpelli has no voting rights.
(4) Does not include 50,130 shares established for the family members (other than members of his household) of John L. Conway as to which Mr. Conway has no voting rights.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

     The Board has set the number of directors at nineteen (19).
The shareholders will vote at this Annual Meeting for directors who will serve a one year term expiring at the Annual Meeting of shareholders in 1997. The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. The Board of Directors has no reason to believe that any nominee herein will be unable to serve.

NAME                  Age        Occupation During Past       Director  Since
               (As of 12/31/95)    Five Years



David J. Beachy         55           Vice President,                  1985
                                     Fred E. Beachy
                                     Lumber Co., Inc.,
                                     Building Supplies

Donald M. Browning      70           Chairman of the                  1985
                                     Board, Browning's,
                                     Inc., Retail Groceries

Rex W. Burton           61           Owner & President,               1992
                                     Burtons, Inc., Dry Goods


John L. Conway          75           Banker, Retired 1986             1985

Paul Cox, Jr.           56           President,  Antietam
                                     Business Equipment               1993

Richard D. Dailey, Jr.  39           President,  Cumberland
                                     Electric Company                 1995

William B. Grant        42           Executive Vice President
                                     and Secretary,                   1995
                                     First United Corporation,
                                     Executive Vice President,
                                     First United National
                                     Bank & Trust

Maynard G. Grossnickle  63           Farmer, Retired                  _____ (1)

Raymond F. Hinkle       58           Tax Consultant                   _____ (1)

Robert W. Kurtz         49           Executive Vice President
                                     and Treasurer,                    1990
                                     First United Corporation,
                                     Executive Vice President,
                                     First United National
                                     Bank & Trust


                                    (2)

NAME                  Age           Occupation During Past       Director  Since
                (As of12/31/95)          Five Years


Andrew E. Mance        81            Physician                         1985

Elaine L. McDonald     48            Vice President,                   1995
                                     Alpine Village / Silver
                                     Tree Inn

Donald E. Moran        64            Secretary/Treasurer, Moran
                                     Coal Company                      1988

I. Robert Rudy         43            Owner, Rudy's Dept.Store,         1992
                                     Dry Goods

James F. Scarpelli, Sr.81            Owner, Scarpelli Funeral
                                     Home                              1985

Karen F. Spiker        44            Real Estate Broker,  A &
                                     A Realty/                         1992
                                     Better Homes and Gardens

Richard G. Stanton     56            Chairman of the Board,
                                     President and CEO    ,            1985
                                     First United Corporation
                                     and First United National
                                     Bank & Trust

Robert G. Stuck       50             Vice President, Oakview
                                     Motors, Inc.                      1995

Frederick A. Thayer, III 62          Chief Judge of the Fourth Circuit
                                     Circuit Court of Maryland         _____ (2)

 (1) Messrs. Grossnickle and Hinkle, have been directors of Myersville Bank, which was acquired by the Company in 1993.
 (2) Frederick A. Thayer, III, served as director of First National Bank of Oakland from 1963 to 1976. Mr. Thayer's retirement from judgeship will be effective April 30, 1996.

The Board of Directors recommends that shareholders vote "FOR"such nominees.

Attendance at Board Meetings

     During 1995 the Board of Directors of the Company held fifteen meetings. All incumbent directors who are nominees for reelection attended at least 75% of the Board Meetings and meetings of each committee of the Board on which such director served, with the exceptions of Donald M. Browning, John L. Conway, and Donald E. Moran, who attended 67%, 60%, and 73% of meetings of the committees
on which they served, respectively.   In addition, directors of the Company's
subsidiaries have met in accordance with guidelines established by the Board of Directors.

Committees of the Board of Directors

     In addition to meeting as a group, certain members of the Board also devote their time to certain standing committees. Among those committees are the Audit, Asset and Liability Management, Executive and Strategic Planning Committees, whose members and principal functions are listed below. The
Chairman of the Board, President and CEO of the Company, Richard G. Stanton, is an ex-officio member of all committees, except the Audit Committee.

     Audit Committee - The Audit Committee, which consists of David J. Beachy, Paul Cox, Jr., Donald E. Moran, and Robert G. Stuck, reviews significant audit and accounting principles, policies and practices, meets with the Company's auditor to review the Company's internal auditing function, and meets with the Company's independent auditors to review the results of the annual examination. This committee met four times in 1995.

      Asset and Liability Managemt Committee- This committee reviews and recommends changes to the Company's Asset and Liability, Investment, Liquidity, and Capital Plans. The Asset and Liability Management Committee met four times in 1995. Members of the committee are Paul Cox, Jr., Andrew E. Mance, Elaine L. McDonald, Donald E. Moran, Robert G.Stuck, and director emeritus, Bowie Linn Grant, a non voting menber.

     Executive Committee - This committee is responsible for reviewing and recommending changes to the Company's Insurance Program, overseeing compliance with the Company's By-Laws and Articles of Incorporation, supervising the Company's CEO, recommending to the Board a compensation policy for the CEO and other executive officers of the Company and its subsidiaries, recommending changes to the CEO's compensation package based on performance reviews, monitoring the performance of the Company and its subsidiaries, recommending changes to the Company's and subsidiaries'personnel policies, serving as a director nomination committee, and functions with the authority of the full Board between meetings of the Board. The Executive Committee met two times in 1995. Members of the committee are David J. Beachy, Donald M. Browning, John L. Conway, Paul Cox, Jr., I. Robert Rudy, and Karen F. Spiker.

     Strategic Planning Committee - The functions of this committee are long-term planning to insure that management decisions take into account the future operating environment, the development of corporate statements of policy, review of overall management internal control procedures, and review of management's internal and external information and communications systems. The Strategic Planning Committee met four times in 1995. Members of this committee are John L. Conway, Paul Cox, Jr., Elaine L. McDonald, Donald E. Moran, I. Robert Rudy, Karen F. Spiker, and director emeritus, Bowie Linn Grant, a non voting member.

                                 (3)

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO.2)

     Subject to ratification by shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries. Ernst & Young LLP has advised the Company that no one within the firm nor any of its members or associates has any direct financial interest in or has any connection with the Company or its subsidiaries other than as independent auditors. No representatives of Ernst & Young LLP are expected to be present at the Annual Meeting.

The Board of Directors recommends that shareholders vote "FOR" such ratification


REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Fees

     Directors' fees are paid only to directors who are not executive officers of the Company. A director of the Company receives up to $350 for a Board meeting and up to $175 for each committee meeting of the Board of which the director is a member, depending on the length of the meeting. Directors of subsidiaries of the Company are compensated for their attendance of meetings of the subsidiaries' boards.

Summary Compensation Table

     The following sets forth the total remuneration for services in all capacities paid during each of the last three fiscal years to the chief executive officer and each of the other executive officers of the Company as to whom total remuneration exceeded $100,000 during the fiscal year ended December 31, 1995.

     Name and                                                  All other
 Principal Position          Year        Salary     Bonus     Compensation
                                          (1)               (2) (3) (4) (5)


Richard G. Stanton          1995       $157,596        $0          $14,929
Chairman of the Board,      1994        158,024    46,889           20,068
President and CEO           1993        158,939    18,637           19,463

Robert W. Kurtz             1995       $107,196        $0         $  7,296
Executive Vice President    1994        107,372    30,621           11,311
and Treasurer               1993        107,396    17,945           10,187

William B. Grant            1995       $107,196        $0          $10,478
Executive Vice President    1994         95,672    27,193           13,237
and Secretary               1993         95,196    17,945           12,567

     (1) Salary amounts for 1993 and 1994 include directors fees. As of March 1, 1994 directors fees were no longer paid to directors who are executive officers of the Company.

     (2) Includes (i) basic and matching contributions made by the Company for Mr. Stanton under the Company's Profit Sharing Plan of $14,119, $18,826, and $18,430 for fiscal years 1995, 1994, and 1993, respectively, and (ii) contributions made by the Company under the Employee Stock Ownership Plan of $810, $1,242, and $1,026 for fiscal years 1995, 1994, and 1993, respectively.

    (3) Includes (i) basic and matching contributions made by the Company for Mr. Kurtz under the Company's Profit Sharing Plan of $6,742, $10,433, and $9,520 for fiscal years 1995, 1994, and 1993, respectively, and
         (ii) contributions made by the Company under the Employee Stock Ownership Plan of $554, $878, and $662 for fiscal years 1995, 1994, and 1993, respectively.

     (4) Includes (i) basic and matching contributions made by the Company for Mr. Grant under the Company's Profit Sharing Plan of $9,935, $12,430, and $11,899 for fiscal years 1995, 1994, and 1993, respectively, and
         (ii) contributions made by the Company under the Employee Stock Ownership Plan of $543, $807,and $478 for fiscal years 1995, 1994, and 1993, respectively.

     (5) Each of Messrs. Stanton, Kurtz, and Grant has in excess of seven years of credited service under the respective plans, and is therefore 100% vested.


Executive Committee Report

     The basic philosophy of the Company's compensation program is to offer competitive compensation for all executive employees that takes into account both individual contributions and corporate performance. Compensation levels for executives were recommended by the Executive Committee and approved by the non-employee directors of the Board.

     The principal elements of executive compensation are salary and bonus. Base salaries are set at levels intended to foster a career orientation among Executives, consistent with the long-term nature of the Company's business objectives. In setting base salary levels,consideration is given to establishing salary levels that approximate the amounts paid for similar executive positions at other community banking organizations. Salary adjustments and bonus amounts are determined in accordance with the Annual Incentive Program established for executive officers and othermembers of senior management in 1992. The program, which was developed in consultation with the Company's independent accountants, utilizes a targeted goal oriented approach whereby each year the committee establishes performance goals based on the recommendation of the Chairman and Chief Executive Officer. The


                                  (4)
performance goals include such strategic financial measures as: Return on Equity Return on Assets, and Efficiency Ratio. Each of these elements is weighted approximately the same. The measurers are established annually at the start of each fiscal year and will be tied directly to the Company's business strategy, projected budgeted results and competitive peer group performance.


     The targeted goals are set at levels which reward only continued exceptional Company performance. The incentive awards (consisting of upward salary adjustments and bonus amounts) are expressed as a percent of base pay and measured on a range around the targeted goals with a fixed maximum incentive award. Performance below certain stated minimum threshold levels will result in no incentive payout to the executives. The goals established at the beginning of fiscal 1994 were met, and accordingly, bonuses were awarded. The goals established at the beginning of fiscal year 1995 were not met, and accordingly, bonuses were not awarded.

     In addition to quantitative results, the committee considered a number of qualitative factors in evaluating the compensation level of Richard G. Stanton, Chairman, President, and CEO of the Company. The committee recognized the failure of the Company to achieve its 1995 net earning objectives resulted from the costs associated with the internal restructuring and the merger of all three subsidiary banks into one, that these costs represented an investment in the Company's future, and that the benefits associated with the bank consolidation would be realized by the Company in future years through more efficient operations. The Committee also recognized that, on an operational basis, in 1995 revenues increased due to solid loan growth, and charge-offs decreased. After taking these items into consideration, the committee opted to keep Mr. Stanton's base pay the same in 1996 as in 1995, and because of the intent of the Committee to align the accomplishments of management with the interests of the Company's shareholders, no bonus was granted for 1995.


                                            EXECUTIVE COMMITTEE
                                        BY: David J. Beachy
                                            Donald M. Browning
                                            John L. Conway
                                            Paul Cox, Jr.
                                            I. Robert Rudy
                                            Karen F. Spiker



                               PERFORMANCE GRAPH

Set forth below is a graph showing 5-year cumulative total return of the First United Corporation Common Stock as compared with the NASDAQ - listed bank index, as prepared by the Center for Research in Securities Prices, and the NASDAQ total index. A list of component companies within the NASDAQ - listed bank index will be provided upon written request.

Year       Total NASDAQ      First United Corp.       NASQAQ Banks
--------------------------------------------------------------------
1990         $100.00             $100.00                $100.00
1991         $160.56             $100.00                $164.09
1992         $186.87             $126.67                $238.85
1993         $214.51             $233.59                $272.40
1994         $209.69             $210.23                $271.41
1995         $296.30             $160.18                $404.35


Shareholder return is calculated and presented on the basis of $100.00 invested at December 31, 1990.

                                    (5)

PENSION AND PROFIT SHARING PLANS

     The following table shows the maximum annual retirement benefits payable under the Company Defined Benefit Pension Plan for various levels of compensation during the year of service:

APPROXIMATE ANNUAL BENEFIT UPON RETIREMENT AT AGE 65 BASED ON YEARS OF CREDITED SERVICE

FINAL ANNUAL
COMPENSATION     15 YEARS     20 YEARS     25 YEARS     30YEARS     35 YEARS
-----------------------------------------------------------------------------
     30,000        6,000        8,000       10,000      12,000       14,000
     70,000       15,000       20,000       25,000      30,000       35,000
     110,000      24,000       32,000       40,000      48,000       56,000
     150,000      33,000       44,000       55,000      66,000       77,000
     190,000      33,000       44,000       55,000      66,000       77,000

     For purposes of this table, final average compensation shown is twelve times the average of the highest salary during sixty consecutive months in the last one hundred twenty months preceding normal retirement. Also, for purposes of the table, benefits are payable for life with a minimum guarantee of ten years. Benefits are computed on an actuarial basis. To convert the benefits at normal retirement to a lifetime only benefit, the amounts would be increased by a factor of 1.0677% during 1995. Social Security benefits are not shown on the table and would not reduce retirement benefits under the plan.

Projected Benefits for Highly Compensated Employees:

              CURRENT COMPENSATION    CREDITED SERVICE AT     ESTIMATED ANNUAL
              COVERED BY THE PLAN      NORMAL RETIREMENT         BENEFITS AT
                                                                 RETIREMENT
----------------------------------------------------------------------------
Richard G. Stanton    $202,597             44 Years              $ 96,800
Robert W. Kurtz        138,435             38 Years                77,305
William B. Grant       135,770             40 Years                79,646


TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Some of the directors and officers of the Company and their associates were customers of and had banking transactions with banking subsidiaries of the Company in the ordinary course of business during 1995. All loans and loan commitments included in such transactions were made on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and in the opinion of the management of the Company, do not involve more than a normal risk of collectability or present other unfavorable features.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 1995, its executive officers and directors complied with the Section 16(a) requirements, except that late filings were made with respect to the following reporting persons: One report was filed approximately 33 days late by Mr. Beachy; one report was filed approximately 12 days late by Mr. Browning; one report was filed approximately 6 days late by Ms. McDonald; one report was filed approximately 33 days late by Mr. Moran; and two reports were filed approximately 31 and 46 days late by Mr. Scarpelli.


OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors is not aware of any matters, other than those stated above, that may properly be brought before the meeting. In such event, persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgement.


                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /S/ WILLIAM B. GRANT

                                           WILLIAM B. GRANT
                                           Secretary to the Board



                                     (6)

                        FIRST UNITED CORPORATION
                           Oakland, Maryland

                 Notice of Annual Shareholders' Meeting



                                                         March 22, 1996

To Shareholders of
First United Corporation
Oakland, Maryland

     Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the "Company") will be held in the McHenry House, the Wisp Ski Area, in McHenry, Maryland 21541. The meeting is scheduled for:

                     TUESDAY, APRIL 23, 1996, at 3:00 p.m.

     The purposes of the meeting are to (i) elect nineteen (19) Directors to serve for the ensuing year, (ii) to ratify the accounting firm of Ernst & Young, LLP to act as the independent auditors of the Company and, (iii) to transact such other business as may be properly brought before said meeting or any adjournment thereof.

     IT IS HOPED THAT YOU WILL PLAN TO ATTEND, BUT WHETHER OR NOT YOU CONTEMPLATE ATTENDING THE MEETING, YOU ARE REQUESTED TO EXECUTE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. IF YOU SHOULD ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, SHOULD YOU SO DESIRE. ALL SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 15, 1996, ARE ENTITLED TO VOTE AT THIS MEETING.

     Anyone acting as proxy agent for a Shareholder must present a proxy properly executed by the Shareholder authorizing said agent in form and substance satisfactory to the judges of election, and otherwise in accordance with the Company's By-Laws.


                                    Sincerely,

                                    /S/ WILLIAM B. GRANT

                                    WILLIAM B. GRANT
                                    Secretary

FIRST UNITED CORPORATION



                                                       March 22, 1996

To Our Shareholders:

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Shareholders' Meeting to be held on Tuesday, April 23, 1996, at 3:00 p.m. in the McHenry House at the Wisp Ski Area in McHenry, Maryland 21541.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity to ask questions on matters of general interest to shareholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided.

     There will be a reception with light refreshments immediately following the shareholders' meeting for all registered shareholders.

                                        Sincerely,

                                        /S/ RICHARD G. STANTON

                                        RICHARD G. STANTON
                                        Chairman of the Board
                                        President and Chief Executive Officer

                                     PROXY
                            FIRST UNITED CORPORATION
                                  P.O. Box 9
                            Oakland, MD 21550-0009

     The undersigned hereby appoints William L. Graham and Joe Howell, and each of then, as Proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of First United Corporation held of record by the undersigned on March 15, 1996, at the annual meeting of shareholders to be held on April 23, 1996 or any adjournment thereof.



             ( Please sign reverse side and return immediately)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                          FOLD AND DETACH HERE



                         FIRST UNITED CORPORATION
                       CAPABLE AND EAGER TO MEET THE
                    FINANCIAL NEEDS OF ITS SHAREHOLDERS

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A Convenient way to make your shares    A complete selection of fully-insured
in First United  GROW!! Our plan also   deposit products are available at
allows you to purchase additional       First United. Investors can select
shares.                                 from a range ofmaturities. Our
                                        skilled Customer Service Officers are
                                        capable of designing investment
                                        programs to plan for college,
                                        retirement and other goals.

Trust Services                          President's Club

First United offers a complete array    The President's Club is a truly unique
of trust services designed to meet the  club which brings together the special
needs of our clients. These services    customers of First United for
include personal trusts, estate         informative seminars,delightful
planning, employee benefit plans,       trips, and special promotions.
estate administration and fully
managed IRA's.

Loans

First United has a long history of
meeting the credit needs of its
customers by offering a variety of
loans for nearly all customer needs.


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1. Election of Directors:       (INSTRUCTION: To withhold authority to vote
                                     for any individual nominee,strike a line through the nominee's name in the list below.)

      FOR           WITHHOLD
  all nominees      AUTHORITY      David J. Beachy,      Richard D. Dailey Jr.
 listed (except as  to vote for    Donald M. Moran       James F.Scarpelli,Sr.
 marked to the      all nominees   Donald M. Browning    William B.Grant
    contrary           listed      Raymond F. Hinkle     Karen Spiker
                                   Rex W. Burton         Robert W. Kurtz
                                   I. Robert Rudy        Richard G.Stanton
                                   John L. Conway        Andrew E. Mance
                                   Robert G. Stuck       Frederick A. Thayer,III
                                   Paul Cox Jr.          Maynard G. Grossnickle
   ---------        ----------     Elaine L. McDonald

2. Proposal to ratify the        3. In their discretion the Proxies are
   Appointment of Ernst & Young     authorized to vote upon such other business
   LLP as the independent auditors  as may properly come before the meeting and
   of First United Corporation      any adjournments thereof.

  FOR    AGAINST     ABSTAIN


 -----   --------    --------


                               THIS PROXY WILL BE VOTED AS SPECIFIED.
                               HOWEVER, IN THE ABSENCE OF DIRECTION TO THE
                               CONTRARY, THE ATTORNEYS NAMED HEREIN INTEND TO VOTE THIS PROXY "FOR" PROPOSALS 1 AND HERON,AND FOR MATTERS WHICH MAY BE PRESENTED AT THE MEETING IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                               THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF
                               NOTICE OF THE AFORESAID ANNUAL MEETING OF
                               SHAREHOLDERS.



------------------------------------------
                             Signature(s)

------------------------------------------
                             Signature(s)

------------------------------------------
                                    Date

NOTE: Please sign exactly as name appears heron. Joint holders should each sign. When signing as attorney, executor,administrator, trustee or guardian, please indicate the capacity in which you are signing. If a corporation or other entity please sign in full corporate or entity name by authorized person.


                          FOLD AND DETACH HERE

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